UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  July 18, 2023

PARK AEROSPACE CORP.
(Exact Name of Registrant as
Specified in Charter)

New York	1-4415	11-1734643
(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

1400 Old Country Road, Westbury,	New York	11590
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code   (631) 465-3600

PARK AEROSPACE CORP.

Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $.10 per share	PKE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has selected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

(a) and (b). At the Annual Meeting of Shareholders of the Company on July 18, 2023:

The persons elected as directors of the Company and the voting for such persons were as follows:

Name	Votes For	Votes Against	Abstentions	Broker Non-Votes

Dale Blanchfield	14,633,912	1,460,389	186,533	1,902,817
Shane Connor	15,988,799	19,050	272,985	1,902,817
Emily J. Groehl	15,633,012	462,065	185,757	1,902,817
Yvonne Julian	15,651,566	444,011	185,257	1,902,817
Brian E. Shore	15,861,558	232,519	186,757	1,902,817
Carl W. Smith	15,570,202	523,657	186,975	1,902,817
D. Bradley Thress	16,018,002	76,352	186,480	1,902,817
Steven T. Warshaw	14,982,148	1,112,646	186,040	1,902,817

The proposal to approve an advisory (non-binding) resolution relating to the compensation of the named executive officers was approved by the Shareholders. There were 15,852,738 votes for such approval, 237,029 votes against, 191,067 abstentions and 1,902,817 broker non-votes.

The proposal to act on an advisory (non-binding) vote concerning how often the Company should conduct a shareholder advisory vote relating to compensation of the named executive officers received 632,626 votes for three years, 15,083 votes for two years, 15,630,087 votes for one year, 3,038 abstentions and 1,902,817 broker non-votes.

The appointment of CohnReznick LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 3, 2024 was ratified by the Shareholders. There were 17,984,803 votes for such ratification, 11,810 votes against, 187,038 abstentions and zero broker non-votes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARK AEROSPACE CORP.

Date: October 3, 2023	By:	/s/ P. Matthew Farabaugh
	Name:	P. Matthew Farabaugh
	Title:	Senior Vice President and Chief Financial Officer